Exhibit 4.01
          This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository named below or a nominee of the Depository. This Note is not exchangeable for Notes registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described herein.
          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depository”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OF OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
CITIGROUP INC.
3.953% NOTES DUE JUNE 15, 2016

REGISTERED	REGISTERED
CUSIP: 172967FS5
ISIN: US 172967FS50
Common Code: 063854468

No. R-0001	$500,000,000
          CITIGROUP INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars ($500,000,000) on June 15, 2016 (formerly September 15, 2042), and to pay interest on said principal sum from June 15, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears at a rate per annum of 3.953% from and after June 15, 2011 to the earlier of the repayment of the outstanding principal amount of this Security and June 15, 2016, payable semi-annually in equal installments on each June 15 and December 15 (each such date, an “Interest Payment Date”), commencing with December 15, 2011, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually (it being understood that prior to its amendment, interest was previously paid under this security to its prior owner at a rate per annum of 6.935% from December 3, 2007 to but not including June 15, 2011). The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a

Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date, or, if the Securities are not Global Securities, such other record dates selected by the Company from time to time which shall be more than 14 but not less than 60 days prior to any Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.
          The Securities are not deposits or savings accounts. The Securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
          The indebtedness evidenced by this Security is Senior Indebtedness of the Company, as defined in the Indenture.
          This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.
          This Security has been amended to reflect changes made to its terms pursuant to the terms of the Fourth Supplemental Indenture and the Tenth Supplemental Indenture and is a continuation and restatement of the original security dated December 3, 2007.
          The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

2

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.
Dated: June 15, 2011

CITIGROUP INC.
By:	/s/ Martin A. Waters
	Name:	Martin A. Waters
	Title:	Assistant Treasurer

By:	/s/ Douglas C. Turnbull
	Name:	Douglas C. Turnbull
	Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION
               This is one of the Securities of the series of Securities described in the within- mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Timothy W. Casey
Authorized Officer

[Reverse of Debentures]
          This Security is one of a duly authorized series of securities of the Company (herein sometimes referred to as the “Securities”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of July 23, 2004 (the “Base Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”), a Fourth Supplemental Indenture, dated as of December 3, 2007 (the “Fourth Supplemental Indenture”) and a Tenth Supplemental Indenture, dated as of May 1, 2011 (the “Tenth Supplemental Indenture” and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount to $1,875,000,000.
          If a Tax Event with respect to the Securities occurs, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount of the securities to be redeemed, plus accrued and unpaid interest through the redemption date. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days’ notice.
          Any redemption of the Securities of this series, in whole but not in part, prior to the Stated Maturity of principal is subject to receipt by the Company of prior written approval from the Federal Reserve, if then required under applicable capital adequacy guidelines, regulations or policies of the Board of Governors of the Federal Reserve System.
          Except as provided in the two preceding paragraphs and subject to the next paragraph, the Securities may not be redeemed prior to June 15, 2016 (formerly September 15, 2042).
          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in Article IV thereof, which provisions apply to this Note.
          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.
          During any period when a Default shall have occurred and be continuing, (a) the Company and its Subsidiaries shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) purchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) purchases of shares of common stock of the Company pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the Default or default, including under a contractually binding stock repurchase plan, (iii) as a result of an exchange or conversion of any class or series of the Company’s capital stock for any other class or series of the Company’s capital stock, (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), or (v) purchase of the Company’s capital stock in connection with the distribution thereof), and (b) the Company and its Subsidiaries shall not make any payment of interest on or principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by the Company that rank pari passu with or junior to the Securities (other than (A) any payment of current or deferred interest on securities that rank pari passu with the Securities that is made pro rata to the amounts due on such securities (including the Securities) and (B) any payments that, if not made, would cause the Company to violate the terms of the instrument governing such Securities or guarantees). The foregoing, however, will not apply to any stock “dividends” paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

          As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, by the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.
          Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.
          No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.
          The Company has appointed The Bank of New York Mellon to act as paying agent from whom holders of the Securities can receive payment of the principal, interest or premium on the Securities. Notwithstanding the foregoing, at the Company’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Security is governed by the laws of the State of New York.
          This Note is a Global Security registered in the name of a nominee of the Depository. This Note is exchangeable for Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Notes in certificated form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.
          The Notes represented by this Global Security are exchangeable for definitive Notes in certificated form of like tenor as such Notes in denominations of $1,000 and more multiples of $1,000 in excess thereof only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Notes or (ii) the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (iii) the Company in its sole discretion decides to allow the Notes to be exchanged for definitive Notes in registered form. Any Notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Notes in certificated form is registrable in the register maintained by the Company in The City of New York for such purpose, upon surrender of the definitive Note for registration of transfer at the office or agency of the registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Note is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depository or its nominee.